SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT
                  PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


                               February 16, 1999
              Date of Report (Date of Earliest Event Reported)


            Public Service Company of North Carolina, Incorporated
             (Exact Name of Registrant as Specified in Charter)


    North Carolina                     1-11429         56-0233140
(State or Other Jurisdiction         (Commission      (IRS Employer
   of Incorporation)                  File Number)    Identification No.)


                           400 Cox Road, P.O. Box 1398
                           Gastonia, NC  28053-1398
              (Address of Principal Executive Offices and Zip Code)


                                 (704) 864-6731
              (Registrant's Telephone Number, Including Area Code)

                                        N/A
            (Former Name or Former Address, if Changed Since Last Report)



 ITEM 5.  OTHER EVENTS.

      On February 16, 1999, Public Service Company of North Carolina, Incorporated (the "Company"), SCANA Corporation, a South Carolina corporation ("SCANA"), New Sub I, Inc., a South Carolina corporation and a wholly-owned subsidiary of SCANA ("New Sub I"), and New Sub II, Inc., a South Carolina corporation and a wholly-owned subsidiary of SCANA ("New Sub II"), entered into an Agreement and Plan of Merger, dated as of February 16, 1999 (the "Merger Agreement"), providing for a merger transaction among the Company, SCANA, New Sub I and New Sub II. The Merger Agreement and the press release issued in connection therewith are filed herewith as Exhibits 10-G and 99-A, respectively, and are incorporated herein by reference. The description of the Merger Agreement set forth herein does not purport to be complete and is qualified in its entirety by the provisions of the Merger Agreement.

      Pursuant to the Merger Agreement, New Sub I will merge with and into SCANA with SCANA being the surviving entity (the "First Merger") and immediately thereafter, the Company will merge with and into New Sub II (the "Second Merger" and, together with the First Merger, the "Mergers"), with New Sub II surviving as a wholly-owned subsidiary of SCANA. The Mergers, which were approved by the boards of directors of each of the Company and SCANA, are expected to occur shortly after all of the conditions to the consummation of the Mergers, including the receipt of certain regulatory approvals, are met or waived. The regulatory approval process is expected to be completed by the end of 1999. If the approval of the Securities and Exchange Commission under the Public Utility Holding Company Act of 1935, as amended, has not been obtained by April 30, 2000, then the Second Merger will be restructured to provide for the merger of the Company into SCANA's utility subsidiary, South Carolina Electricity & Gas Company ("SCE&G") with SCE&G surviving as a wholly-owned subsidiary of SCANA (the "Alternative Second Merger") and the parties will amend the terms of the Merger Agreement to make them consistent with the Alternative Second Merger.

      Under the terms of the Merger Agreement, each holder of the Company's common stock together with associated purchase rights, other than the Company or any wholly-owned subsidiary of the Company, or SCANA or any wholly-owned subsidiary of SCANA, will receive either (i) $33.00 in cash (the "Company Cash Consideration"), (ii) a number of shares of SCANA common stock equal to the Exchange Ratio (as defined below), (the "Company Stock Consideration"), or (iii) a combination of Company Cash Consideration and Company Stock Consideration in respect of each share held by such holder. Each holder of Company common stock may elect to receive Company Cash Consideration for their shares, subject to certain limitations.

      The Exchange Ratio will be equal to $33.00 divided by either (i) the average of the closing prices of SCANA common stock for each of the 20 consecutive trading days in the period ending on the deadline for electing the form of consideration (the "Average Price") if such Average Price is no greater than $32.40 and no less than $22.75, (ii) $32.40 if the Average Price of SCANA common stock is greater than $32.40, in which case the Exchange Ratio will equal 1.02 or (iii) $22.75 if the Average Price of SCANA common stock is less than $22.75, in which case the Exchange Ratio will equal 1.45.

      The Company Cash Merger Consideration will represent a maximum of 50% of the total consideration received by the Company's shareholders, subject to adjustments (i) for cash paid to holders of Company options and (ii) if necessary, to obtain favorable tax treatment for shareholders of Company who receive SCANA common stock in the Second Merger. In the event that shareholders of Company elect to receive more than such amount of cash, the cash will be proportionately allocated among those shareholders who have elected to receive cash.

      Each holder of SCANA common stock other than SCANA or any of its subsidiaries or the Company or any of its subsidiaries will receive either
 (i) $30.00 in cash per share or (ii) one share of SCANA common stock per share (the "SCANA Stock Consideration"). SCANA will allocate $700 million in cash for payment to the Company shareholders and SCANA shareholders under the election process. Dependent on the amount of cash elected by the shareholders of the Company, a minimum of approximately $350 million and a maximum of $700 million will be allocated to SCANA shareholders who elect cash. If shareholders of SCANA fail to elect to receive all of the cash allocated to them, cash will be allocated among the SCANA shareholders who have elected to receive SCANA common stock. If shareholders of SCANA fail to elect to receive all of the shares of SCANA common stock allocated to them, the shares will be proportionately allocated among those who have elected to receive cash, other than (i) holders of less than 100 shares of SCANA common stock or (ii) holders who elect to receive SCANA Stock Consideration in respect of less than 100 shares of SCANA common stock, each of whom who may receive cash in any event.

      The Mergers are expected to be tax-free to stockholders of the Company and SCANA to the extent that they receive shares of SCANA common stock, and any cash received is expected to be taxed as capital gain.

      The Board of Directors of the Company has received an opinion from its investment banker, Morgan Stanley Dean Witter, to the effect that, as of February 16, 1999, the aggregate consideration to be received by holders of Company Common Stock pursuant to the Mergers is fair from a financial point of view to such holders.

      The Mergers are subject to certain customary closing conditions, including without limitation, (i) the receipt of the required approval of the Company's shareholders by an affirmative vote of a majority of the outstanding Company common stock and of SCANA's shareholders by an affirmative vote of two-thirds of the outstanding SCANA common stock, (ii) the receipt of all necessary governmental approvals and the making of all necessary governmental filings, including the consent or approval of certain state utility regulators and the approval of the Securities and Exchange Commission under the Public Utility Holding Company Act of 1935, as amended and (iii) the filing of the requisite notification with the Federal Trade Commission and the Department of Justice under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended and the expiration of the applicable waiting period thereunder. In addition, the Mergers are conditioned upon the effectiveness of a joint proxy statement/registration statement to be filed with respect to the SCANA common stock to be issued pursuant to the Mergers and to solicit shareholder votes for approval of the Mergers. Stockholder meetings to vote upon the Mergers will be convened as soon as practicable. (See
 Article VIII of the Merger Agreement.)

       The Merger Agreement contains certain covenants of the parties pending the consummation of the Mergers. Generally, the parties must each carry on their respective businesses in the ordinary course consistent with past practice and use all commercially reasonable efforts to preserve intact their respective present business organizations and goodwill. In addition, the Company's conduct is limited with respect to, among other things, payment of dividends; issuance of securities; amendment of charter and bylaws; acquisitions; dispositions; investments in joint ventures; capital expenditures; incurrence of indebtedness; entrance into or amendment of employee compensation and benefit plans; affiliate transactions; rate matters; gas transmission and storage; contracts; and discharge of liabilities. SCANA's conduct is limited with respect to, among other things, payment of dividends, acquisitions and conduct of business of New Sub I and New Sub II. (See Article VI of the Merger Agreement.)

      The Merger Agreement provides that, after the effectiveness of the Mergers, the corporate headquarters of the surviving corporation in the Second Merger will be located in Columbia, South Carolina. SCANA Corporation will have three new directors appointed to its board, one of whom will be Charles E. Zeigler, Jr., the current Chairman, President and Chief Executive Officer of the Company, the other two of whom will be appointed from the current board of directors of the Company with one appointment being nominated by the Company and one by SCANA. SCANA will create a three person Office of the Chairman whose members will be (i) Mr. Zeigler, (ii) the chairman president and chief operating officer of SCANA and (iii) the President of SCE&G. (See Article VII of the Merger Agreement.)

      The Merger Agreement prevents the Company and its subsidiaries from soliciting, initiating or encouraging (including by way of furnishing information), or taking any other action to facilitate any inquiries or the making of any offer or proposal, or engaging in negotiations with, or providing any nonpublic information to, any third party relating to a business combination proposal to the Company or any of its material subsidiaries (an "Acquisition Proposal") and requires the Company to immediately cease any existing discussions or negotiations and to notify SCANA of any inquiries relating to an Acquisition Proposal, unless prior to the Company's shareholder approval, (i) the Company's Board of Directors determines in good faith, based on the advice of outside legal counsel regarding such Board's fiduciary duties under applicable law with respect to the Acquisition Proposal, that it is necessary to do so in order to act in a manner consistent with its fiduciary duties under applicable law; (ii) the Board determines, in good faith after consultation with its financial advisors, that the third party making such Acquisition Proposal will have adequate sources of financing to consummate such proposal and that such proposal, if consummated as proposed, would be more favorable to shareholders of the Company than the Mergers; and (iii) prior to furnishing any nonpublic information or entering into negotiations with or accepting such Acquisition Proposal, the Company promptly notifies SCANA of such furnishing of information or negotiations and enters into a confidentiality agreement with such third party. In this situation and if certain other conditions are met, the Company may terminate the Merger Agreement. (See Articles VII and IX of the Merger Agreement.)

      The Merger Agreement may be terminated under certain circumstances, including (i) by mutual consent of the parties; (ii) by either party if the Mergers are not consummated within 15 months from the date of the Merger Agreement, provided, that if the parties are otherwise ready to close but certain statutory approvals have not yet been obtained, within 21 months from the date of the Merger Agreement; (iii) by either party if either the Company's or SCANA's stockholder approval is not obtained; (iv) by either party if any law or regulation makes the Mergers illegal or any order or injunction permanently prohibits the Mergers; (v) by a non-breaching party if a breach of any representation, warranty or covenant contained in the Merger Agreement that results in a material adverse effect occurs and is not cured within 20 business days of written notice of such breach; or (vi) by either party if the board of the other party has withdrawn its approval of the Merger Agreement or its recommendation to its shareholders. Furthermore, the Merger Agreement may be terminated by the Company if the Company becomes the target of a third-party Acquisition Proposal and its Board determines in good faith, based upon the advice of outside legal counsel regarding such Board's fiduciary duties under applicable law with respect to the Acquisition Proposal, that it is necessary to terminate the Merger Agreement in order to act in a manner consistent with its fiduciary duties, and concludes in good faith, after consultation with its financial advisors, that such third party will have adequate sources of financing to consummate such acquisition and that such Acquisition Proposal, if consummated as proposed, would be more favorable to the shareholders of the Company than the Mergers, provided, that prior to any such termination, the Company must provide SCANA with proper notice and a reasonable opportunity to adjust the terms of the Merger Agreement so as to enable the Company to proceed with the Mergers and to negotiate in good faith with SCANA with respect to any such adjustments. (See Articles VII and IX of the Merger Agreement.)

      The Merger Agreement provides that if a material breach (whether or not willful) of any representation, warranty, covenant or agreement contained in the Merger Agreement occurs or if the Board of either party withdraws its approval or recommendation of the Merger Agreement to its shareholders, then the non-breaching party is entitled to reimbursement of its out-of-pocket expenses, not to exceed a total of $5 million. Each party will also retain its remedies at law and in equity, (which shall not be limited to $5 million), provided, that in the event of a willful breach of the Merger Agreement by one party, the amount to be recovered by the non-breaching party shall be no less than $28 million. A termination fee of $28 million (minus any amounts as may have been previously paid to SCANA for out-of-pocket expenses) will be payable by the Company to SCANA if (i) the Merger Agreement is terminated by the Company because the Company became the target of an Acquisition Proposal and the Company's Board determined that termination was necessary in order to satisfy the Board's fiduciary obligations to its shareholders, as described in more detail above, or (ii) at the time of a termination the Company has received an Acquisition Proposal and a transaction is consummated with the party making such proposal (or an affiliate of such party) within two years of the Company's termination, and the Merger Agreement is terminated (a) by the Company or SCANA as a result of the Company shareholders' approval not being obtained or (b) by SCANA as a result of a breach of any representation, warranty or covenant of the Company which has not been cured. (See Article IX of the Merger Agreement.)


 ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

      (c)  Exhibits.

      10-G Agreement and Plan of Merger, dated as of February 16, 1999, by and among Public Service Company of North Carolina, Incorporated, SCANA Corporation, New Sub I, Inc. and New Sub II, Inc.

      99-A Press Release of Public Service Company of North Carolina, Incorporated and SCANA Corporation issued February 17, 1999.


                                   SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

 Date:  February 19, 1999

                     Public Service Company of North Carolina, Incorporated

                     By:  /s/ Charles E. Zeigler, Jr.
                          --------------------------------------------------
                     Chairman, President and Chief Executive Officer



                               Exhibit Index

 Exhibit   Description

 10-G Agreement and Plan of Merger, dated as of February 16, 1999, by and among Public Service Company of North Carolina, Incorporated, SCANA Corporation, New Sub I, Inc. and New Sub II, Inc.

 99-A Press Release of Public Service Company of North Carolina, Incorporated and SCANA Corporation issued February 17, 1999.